Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen New Jersey Investment Quality Municipal Fund, Inc.
811-6264


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to vote to approve an agreement and plan of reorganization, to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members. The meeting was subsequently adjourned to August 15, 2014 and to September 15, 2014.


The results of the shareholder votes are as follows:

<c> Common and Preferred shares voting
together as a class
<c>  Preferred
Shares
To approve an Agreement and Plan of
Reorganization



   For
   10,720,014
               845
   Against
        681,285
                  -
   Abstain
        496,693
                  -
   Broker Non-Votes
     2,287,310
                  -
      Total
   14,185,302
               845






To approve a new investment
management agreement



   For
     9,330,149
                  -
   Against
        497,237
                  -
   Abstain
        441,626
                  -
   Broker Non-Votes
     2,814,539
                  -
      Total
   13,083,551
                  -



To approve a new sub-advisory
agreement



   For
     9,278,052
                  -
   Against
        530,730
                  -
   Abstain
        460,230
                  -
   Broker Non-Votes
     2,814,539
                  -
      Total
   13,083,551
                  -




Proxy materials are herein
incorporated by reference
to the SEC filing under
Conformed Submission Type
DEF 14A, accession number
0001193125-14-244139, on
June 23, 2014.